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                         [Coopers & Lybrand L.L.P. Logo]




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Forum Funds:

We hereby consent to the following with respect to Post-Effective Amendment No. 42 to the Registration Statement of Form N-1A (File No. 2-67052) of Forum Funds (consisting of Quadra Limited Maturity Treasury Fund (the "Fund")).

     (1) the reference to our firm under the heading "Financial Highlights" in the Prospectus.

     (2) the incorporation by reference of our report dated May 9, 1997 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Funds' Annual Report for the year ended March 31, 1997, which are incorporated by reference in the Statement of Additional Information.

     (3) the reference to our firm under the heading "Independent Accountant" in the Statements of Additional Information.



                                        /s/ Coopers & Lybrand L.L.P.
                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 4, 1997


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